UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): 09/17/2008
NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)
Commission File Number: 1-16411

Delaware (State or other jurisdiction of incorporation)	95-4840775 (IRS Employer Identification No.)
1840 Century Park East, Los Angeles, CA 90067
(Address of principal executive offices, including zip code)
(310) 553-6262
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
          Director Compensation
          On September 17, 2008, the Board of Directors (the “Board”) of Northrop Grumman Corporation (the “Company”) approved a $20,000 increase to the current annual retainer fee paid to members of the Board effective October 1, 2008. Currently, $100,000 is paid in cash and $100,000 in target value of stock units is awarded pursuant to the Company’s 1993 Stock Plan for Non-Employee Directors and such awards are deferred into a stock unit account to be paid out in Company Common Stock at the conclusion of the director’s service on the Board. The additional $20,000 approved by the Board will be deferred into the stock unit account as described above. The other components of the director compensation remain unchanged.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
          (d) Election of New Director
          (1) On September 17, 2008, the Company elected Karl J. Krapek to its Board.
          Mr. Krapek, 59, retired as president and chief operating officer of United Technologies Corporation (“UTC”) in 2002. At UTC, he served 20 years in various management positions, including executive vice president and a director in 1997; president and chief executive officer of Pratt & Whitney in 1992; chairman, president and chief executive officer of Carrier Corporation in 1990; and president of Operations for the Otis Elevator Company in 1989. Prior to joining UTC, he was manager of Car Assembly Operations for the Pontiac Motor Car Division of General Motors Corporation.
          In 2002, Mr. Krapek became a co-founder of The Keystone Companies, which develops residential and commercial real estate.
          Mr. Krapek is a director of The Connecticut Bank and Trust Company, Alcatel-Lucent, Prudential Financial, Inc. and Visteon Corporation.
          Mr. Krapek has been an active volunteer in the Hartford, Connecticut area, serving as chairman of the Board of Directors of the Connecticut Capitol Region Growth Council and chairman of the MetroHartford Millennium Management Group. He is vice-chairman of the Board of Trustees of Connecticut State University, for which he chairs that Board’s Finance and Administration Committee. He is also a member of the Board of Directors at St. Francis Care, Inc., and he chairs the Hartford Youth Scholars Foundation.
          (2) There is no arrangement or understanding between Mr. Krapek and any other persons pursuant to which Mr. Krapek was selected as a director.
          (3) Mr. Krapek was appointed to the Governance Committee and the Compensation Committee of the Board of the Company.
          (4) No information is required by Item 404(a) of Regulation S-K.
          (5) Mr. Krapek is entitled to receive a director retainer fee of $220,000 per year of which $100,000 is paid in cash and $120,000 is deferred into a stock unit account pursuant to the Company’s 1993 Stock Plan for Non-Employee Directors and will be paid out in Company Common Stock at the conclusion of Mr. Krapek’s service on the Board as described above. The retainer will be prorated in 2008.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
          (a) Amendment to Bylaws
          On September 17, 2008, the Board approved amendments to the Bylaws of the Company that changed certain sections of the Bylaws and simplified or enacted technical changes to the Bylaws overall.
          The more substantive changes to the Bylaws are as follows:
          (1) Amended Section 2.06 to clarify the advance notice procedures a stockholder must follow to present director nominations or certain stockholder proposals at a meeting of stockholders, to shorten the length of the advance notice required for such nominations and proposals and to require a stockholder to update certain information included in a notice of nomination or proposal so that such information is current as of the record date for the meeting. As a result of this amendment, the deadlines for the submission of notice of nominations for director election and for certain stockholder proposals for the 2009 annual meeting of the Company stockholders have changed.
•	Any stockholder who intends to nominate a candidate for director election or present a proposal (other than a proposal submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934) at the 2009 annual meeting of the Company stockholders must deliver a notice of the proposal or nominee to the Corporate Secretary at 1840 Century Park East, Los Angeles, California 90067 not earlier than December 22, 2008 and not later than January 21, 2009. Such notice must comply with the applicable requirements of the Bylaws attached hereto as Exhibit 3.2.
•	If a stockholder wishes to submit a proposal for inclusion in the Company’s proxy materials for the 2009 annual meeting of the Company stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, the proposal must be delivered to the Corporate Secretary at the aforementioned address on or before December 23, 2008. Such a proposal must comply with the applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934.
          (2) Deleted Sections 3.14, 3.15, 3.16 and 3.17 which enumerated the specific powers of each standing committee of the Board.
          (3) Amended Section 3.08 to specify that the Chairman of the Board, the CEO or a majority of the directors then in office may call a special meeting of the Board.
          (4) Amended Section 5.03 to clarify the rights to indemnification and advancement of expenses that a person is entitled to if he or she is made a party, or threatened to be made a party, to a proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving at the Company’s request as a director, officer, employee or agent of another entity. Among other things, the amendments to Section 5.03 clarify the standards of conduct that such a person must satisfy, and specify that the Company bears the burden of proving such person failed to satisfy such standards, in a proceeding in which the Company contests such person’s entitlement to indemnification or advancement.
          The foregoing summary of the Bylaw amendments is qualified in its entirety by reference to the Bylaws filed as Exhibit 3.2 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 3.2	Bylaws of Northrop Grumman Corporation, as amended September 17, 2008

Exhibit 99.1	Press Release dated September 17, 2008

Signature(s)
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION
Date: September 23, 2008	By:	/s/ Stephen D. Yslas
Stephen D. Yslas
Corporate Vice President, Secretary and Deputy General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

3.2	Bylaws of Northrop Grumman Corporation, as amended September 17, 2008

99.1	Press Release dated September 17, 2008